EXHIBIT 99.1

February 28, 2006

Jim Shore
Jim Shore Designs, Inc.
Address Intentionally Redacted

Re: Modification of Strategic Alliance Agreement (0206-1)

Dear Jim:

This is to confirm our conversation of February 16, 2006 in which we agreed that Enesco may sell existing inventory, previously manufactured for Enesco under the Terminated Agreement, as exclusive under Schedule III of the Strategic Alliance Agreement.

Further, it is my understanding that Enesco may “sell through” particular products in inventory, previously manufactured for Enesco under the Terminated Agreement, as non-exclusive under Schedule IV of the Strategic Alliance Agreement at the royalty rate schedule set forth in the Strategic Alliance Agreement until this inventory is depleted. As requested, these particular products are listed below.

Bag
Ball
Base
Basket
Bell
Bowl
Cabinet
Candle
Card Holder
Centerpiece
Candle Accessory
Candle Snuffer
Cookie Jar
Cover
Covered Container
Footstool
Fountain
Gift Pack
Kit
Lidded Jar
Memo Board
Mirror
Mug
Napkin Holder
Napkin Ring
Open Container
Pillow
Pitcher
Plant Stake
Plaque
Plate
Plate Hanger
Plate Stand
Platter
Room Scenter
Rug
Salt & Pepper
Sconce
Shelf
Stand
Stocking
Stool
Table
Tart Burner
Table Runner
Teapot
Tray
Trivet
Trunk
Tureen
Utensil Holder
Wall Hanging
Waste Basket
Wax Filled Candle
Weathervane

S.CONT

Jim Shore
Jim Shore Designs, Inc.
February 28, 2006
Page Two

In addition, we have attached a list with expanded detail (for example, SKU’s, format, description, etc.) for these products for your review.

If you agree to these changes, please sign the acknowledgement below and return it to me.

Sincerely,

Enesco Group, Inc.

/s/	Cynthia Passmore

By:	Cynthia Passmore President and CEO
Date:	March 22, 2006

Acknowledged and Agreed
Jim Shore Designs, Inc.

/s/	Jim Shore

By:	Jim Shore President
Date:	March 22, 2006

ITEM ID	ITEM NAME	ITEM FAMILY	INTRO MONTH	INTRO YEAR	SRP

Details omitted